NEWS RELEASE

Contact: Alliance Data
Julie Prozeller – Analysts/Investors
Financial Dynamics
212-850-5721
alliancedata@fd.com

Shelley Whiddon – Media
972-348-4310
Shelley.whiddon@alliancedata.com

Charming Shoppes, Inc.
Gayle Coolick – Analysts/Investors/Media
215.638.6955
Gayle.Coolick@charming.com

CHARMING SHOPPES, INC. AND ALLIANCE DATA SIGN LONG-TERM AGREEMENTS INCLUDING SALE OF EXISTING
PRIVATE LABEL CREDIT CARD PORTFOLIOS

• Charming Shoppes to Become a Top-Ten Alliance Data Client

• Charming Shoppes Reduces Net Debt, Strengthens Liquidity, Eliminates Future Credit
Financing Needs

DALLAS, Texas (Aug. 13, 2009) — Alliance Data Systems Corporation (NYSE: ADS), a leading provider of loyalty and marketing solutions derived from transaction-rich data, and Charming Shoppes, Inc. (NASDAQ: CHRS), a leading multi-brand apparel retailer specializing in women’s plus-size fashions, today announced a long-term agreement where Alliance Data will assume operation of Charming Shoppes’ private label credit card programs on an ongoing basis as well as acquire the credit card files and service center operations associated with Charming Shoppes’ branded card programs. Alliance Data expects the transaction to close by the end of the year, subject to attaining certain customary regulatory approvals.

Charming Shoppes operates women’s apparel brands including Lane Bryant, Lane Bryant Outlet, Fashion Bug and Catherines Plus Sizes, and posts annual sales of more than $2 billion with 2,258 retail stores nationwide. Lane Bryant is the most recognized name in specialty plus-size clothing with an emphasis on fashion, serving women ranging in age from 35-55; Fashion Bug offers updated fashions with value pricing in plus and misses sizes for women ages 30-50; and Catherines Plus Sizes offers classic and current apparel and accessories for career and casual lifestyles for ages 45+. Charming Shoppes currently operates its private label credit card program in-house.

Alliance Data is a leading provider of transaction-based marketing and loyalty services, with $2 billion in annual sales and approximately 7,000 associates located primarily in the United States and Canada. Alliance Data’s marketing and loyalty offerings span three businesses: LoyaltyOne™, which includes the Canadian AIR MILES® Reward Miles coalition loyalty program; Epsilon, a leading provider of data-driven digital marketing, database and loyalty technology, and data services; and Alliance Data’s Retail Services business, which operates approximately 100 private label credit and co-brand programs primarily for leading retailers, providing credit/marketing services, processing and customer care to drive consumer spend.

Alliance Data will provide a comprehensive suite of services geared toward marketing and growing the private label credit card programs for Lane Bryant, Fashion Bug and Catherines. Specific services will include account acquisition and activation; receivables funding; card authorization; private label credit card issuance; statement generation; remittance processing; customer service functions; and marketing services. The credit profile of Charming Shoppes’ existing accounts is consistent with Alliance Data’s credit quality standards.

Under terms of the agreements, Alliance Data will assume the operation of the Lane Bryant, Fashion Bug and Catherines credit card program, portfolio and securitization master trust, which combined represents 4.5 million active accounts generating $680 million in annual credit sales and $500 million in account receivables. The transaction consists of Alliance Data purchasing existing accounts and the rights to new accounts along with certain other assets that are required to support the securitization program including retained certificates and interests, cash collateral accounts and an interest-only strip, totaling a combined $140 million.

The securitization master trust will continue to be funded by $290 million of outstanding term bonds maturing in 2012 and a combination of existing and potential new conduit commitments. The other aspects of the transaction will be funded by the issuance of CDs by Alliance Data’s bank. As such, Alliance Data’s excess liquidity capacity will remain relatively untouched.

Jim Fogarty, president and chief executive officer of Charming Shoppes, Inc. commented, “We are pleased to be partnering with Alliance Data, one of the country’s premier credit card providers. We view our private label credit card program as an integral component of our retailing strategy, and we place a high value on our relationship with our customers. With Alliance Data as our strategic partner, we believe we can continue to offer our customers superior service.”

“We are truly excited to again be working with Lane Bryant and Charming Shoppes,” said Ivan Szeftel, president of Alliance Data’s Retail Services. “Charming Shoppes is a multi-brand specialty retailer with a leading position in its market, strong brands and loyal customers. Our robust suite of branded credit and marketing services, coupled with our unique insights into consumer behavior, will help Charming Shoppes better understand and target best customers to drive incremental sales. We view this relationship as a perfect fit for us based on account size, credit quality and customer demographics. Working in close partnership with Charming Shoppes, we’re confident in our ability to help them grow these card programs – and their brands’ business.”

Ed Heffernan, Alliance Data president and chief executive officer, commented, “While our core private label business’ sales and portfolio continue to grow nicely, today’s announced transaction will more than double that growth rate to over 20 percent. Unlike many others in the sector, our Retail Services business is well positioned for continued growth through the current challenging economic times due to our focus and ability to drive our retail clients’ sales; our long-term commitment to the retail card business; and the strong liquidity position we have built over the last 18 months that has enabled us to pursue transactions such as Charming Shoppes.”

About Charming Shoppes, Inc.

Charming Shoppes, Inc. (NASDAQ: CHRS) is a leading multi-brand specialty apparel retailer primarily focused on plus-size women’s apparel and the parent company of four distinct store brands – Lane Bryant, Fashion Bug, Catherines Plus Sizes and Petite Sophisticate Outlet. At August 1, 2009, Charming Shoppes, Inc. operated 2,258 retail stores in 48 states under the names LANE BRYANT®, LANE BRYANT OUTLET®, FASHION BUG®, FASHION BUG PLUS®, CATHERINES PLUS SIZES®, and PETITE SOPHISTICATE OUTLET®. The Company also operates the Figi’s® Gifts in Good Taste® catalog, specializing in holiday fare, gift-giving convenience, and exclusive and personalized items. Headquartered in Bensalem, PA, Charming Shoppes employs approximately 28,000 employees worldwide. Please visit www.charmingshoppes.com for additional information about Charming Shoppes, Inc.

About Alliance Data

Alliance Data (NYSE:  ADS) and its family of businesses is a leading provider of loyalty and marketing solutions derived from transaction-rich data.  Through the creation and deployment of customized solutions that measurably change consumer behavior, Alliance Data helps its clients to create and enhance customer loyalty to build stronger, mutually beneficial relationships with their customers. The Company manages millions of customer relationships for some of North America’s largest and most recognizable brands, helping them grow their businesses and drive profitability. Headquartered in Dallas, Alliance Data employs approximately 7,000 associates at approximately 50 locations worldwide.  Alliance Data is a leading provider of marketing-driven credit solutions, and is the parent company of Epsilon®, a leading provider of multi-channel, data-driven technologies and marketing services, and LoyaltyOne™, which owns and operates the AIR MILES® Reward Program, Canada’s premier coalition loyalty program.  For more information about the company, visit its web site, www.AllianceData.com.

Alliance Data’s Safe Harbor Statement/Forward Looking Statements

This release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements may use words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “predict,” “project” and similar expressions as they relate to us or our management. When we make forward-looking statements, we are basing them on our management’s beliefs and assumptions, using information currently available to us. Although we believe that the expectations reflected in the forward-looking statements are reasonable, these forward-looking statements are subject to risks, uncertainties and assumptions, including those discussed in our filings with the Securities and Exchange Commission.

If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we projected. Any forward-looking statements contained in this presentation reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We have no intention, and disclaim any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this presentation regarding Alliance Data Systems Corporation’s business which are not historical facts are “forward-looking statements” that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s Annual Report on Form 10-K for the most recently ended fiscal year. Risk factors may be updated in Item 1A in each of the Company’s Quarterly Reports on Form 10-Q for each quarterly period subsequent to the Company’s most recent Form 10-K.

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